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                                                                       EXHIBIT 5


                                 [SP LETTERHEAD]

                                  July 9, 2001



Commercial Net Lease Realty, Inc.
450 S. Orange Avenue, Suite 900
Orlando, Florida 32801

        RE:    FORM S-8 REGISTRATION STATEMENT

Dear Sirs:

        We have acted as counsel to Commercial Net Lease Realty, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering of up to 2,900,000 shares of common stock, par value $.01 per share (the "Shares"), of the Company, that may be offered and sold from time to time pursuant to the Company's 2000 Performance Incentive Plan (the "Plan").

        For the purposes of this opinion, we have examined copies of the following documents:

1.      The Registration Statement;

2. The First Amended and Restated Articles of Incorporation of the Company (the "Articles"), as certified by Maryland State Department of Assessments and Taxation on July 5, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

3. The Bylaws of the Company (the "Bylaws"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

4. Minutes of the Special Meeting of the Board of Directors of the Company held on April 20, 2000 (the "Minutes"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

5.       A certificate of the Secretary of the Company of even date herewith;
         and

6. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all docu-
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ments submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

        In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Minutes authorizing the offering and sale of the Shares have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering and sale violate or conflict with (1) the First Amended and Restated Articles of Incorporation, as then amended, restated and supplemented, and the Bylaws of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Articles of Incorporation, as then amended, restated or supplemented, and unissued at such time.

        Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, issued and delivered by the Company in the manner and on the terms described in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

        This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. We are members of the Bar of the State of Maryland and do not hold ourselves out as being experts in the laws of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                Very truly yours,
                                /s/ Shaw Pittman
                                SHAW PITTMAN